As filed with the Securities and Exchange Commission on February 15, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4798831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plan)

Robert Alexander, Ph.D.

Chief Executive Officer

Allakos Inc.

975 Island Drive, Suite 201

Redwood City, California 94065

(Name and address of agent for service)

(650) 597-5002

(Telephone number, including area code, of agent for service)

Copies to:

William Brentani Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000	Mark Asbury Chief Legal Officer and General Counsel Allakos Inc. 975 Island Drive, Suite 201 Redwood City, California 94065 (650) 597-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,731,118 shares of Common Stock issuable under the 2018 Equity Incentive Plan and 546,223 shares of Common Stock issuable under the 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2018 Plan and 2018 ESPP on July 19, 2018 (File No. 333-226247), May 8, 2019 (File No. 333-231276), February 25, 2020 (File No. 333-236631) and March 1, 2021 (File No. 333-253701) are incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant are incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021;
(2)

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 14, 2021;

(3)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021;
(4)

The Registrant’s Current Reports on Form 8-K filed on March 30, 2021, April 19, 2021, May 10, 2021, May 24, 2021, May 26, 2021, June 7, 2021, July 23, 2021, October 25, 2021, November 30, 2021, December 22, 2021, February 1, 2022, February 15, 2022 and February 15, 2022; and

(5)	The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A, filed on July 11, 2018, including any amendments or supplements thereto.

All reports and other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-38582	3.1	7/24/18

3.2	Amended and Restated Bylaws of the Registrant	8-K	001-38582	3.2	7/24/18

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-225836	4.2	7/9/18

5.1	Opinion of Simpson Thacher & Bartlett LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1 hereto)*

24.1	Power of Attorney (contained on signature page hereto)*
99.1	2018 Equity Incentive Plan	S-1/A	333-225836	10.3	7/9/18

99.2	2018 Employee Stock Purchase Plan	S-1/A	333-225836	10.4	7/9/18

107	Filing Fee Table*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 15th day of February 2022.

ALLAKOS INC.

By:	/s/ Robert Alexander
Robert Alexander, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Alexander, Ph.D. and H. Baird Radford, III, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Alexander Robert Alexander, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	2/15/2022

/s/ H. Baird Radford, III H. Baird Radford, III	Chief Financial Officer (Principal Financial and Accounting Officer)	2/15/2022

/s/ Adam Tomasi Adam Tomasi, Ph.D.	President and Chief Operating Officer	2/15/2022

/s/ Daniel Janney Daniel Janney	Chair of our Board of Directors	2/15/2022

/s/ Robert Andreatta Robert Andreatta	Director	2/15/2022

/s/ Steven James Steven James	Director	2/15/2022

/s/ John McKearn John McKearn, Ph.D.	Director	2/15/2022

/s/ Paul Walker Paul Walker	Director	2/15/2022